UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2017

DIMENSION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37601	46-3942159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-0011

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 2, 2017, Dimension Therapeutics, Inc. , a Delaware corporation (“Dimension” or the “Company”), Ultragenyx Pharmaceutical Inc., a Delaware corporation (“Ultragenyx”), and Mystic River Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Ultragenyx (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Ultragenyx has agreed that Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Shares”) for a purchase price of $6.00 per share, net to the seller in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement provides that, following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Ultragenyx. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding Share (other than Shares held by the Company as treasury stock, or owned by Ultragenyx, or Purchaser or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest.

Purchaser has agreed to commence the Offer as promptly as reasonably practicable from the date of the Merger Agreement (but in no event later than five business days from the date of the Merger Agreement). The consummation of the Offer will be conditioned on (i) at least a majority of the Shares (calculated on a fully diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other applicable antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions.

In connection with the Merger, each outstanding option to purchase Shares will be assumed by Ultragenyx and converted into an option to acquire a number of shares of Ultragenyx common stock, determined by multiplying the number of Shares subject to such option by the Exchange Ratio with a corresponding adjustment to the exercise price of the option, and each outstanding award of Dimension restricted stock will be assumed by Ultragenyx and converted into an award for a number of shares of Ultragenyx restricted common stock determined by multiplying the number of Shares subject to such award by the Exchange Ratio. The “Exchange Ratio” means the Offer Price divided by the volume weighted average of the closing sale prices per share of Ultragenyx common stock on The NASDAQ Global Select Market for the five trading days ending on the third business day before Ultragenyx’s acceptance of shares tendered pursuant to the Offer.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period. The board of directors of the Company has unanimously adopted resolutions recommending that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals, or if the transaction is not consummated by April 9, 2018. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Ultragenyx a termination fee of $2,850,000 and to reimburse Ultragenyx for the $2,850,000 termination fee paid by Ultragenyx on behalf of Dimension in connection with the termination of the REGENXBIO Merger Agreement (as defined below).

The assertions embodied in the representations and warranties were made solely for purposes of the contract among the Company and Ultragenyx and may be subject to important qualifications and limitations agreed to by the Company and Ultragenyx in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company and Ultragenyx rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants in the Merger Agreement or any description thereof as characterizations of the actual state of facts of the Company, Ultragenyx or any of their respective subsidiaries or affiliates.

Completion of the Merger is anticipated to occur in the fourth quarter of 2017, although there can be no assurance the Merger will occur within the expected time frame or at all.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated into this report by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On October 2, 2017, prior to entering into the Merger Agreement with Ultragenyx, the Company terminated the Agreement and Plan of Merger, dated as of August 24, 2017, by and among REGENXBIO Inc. (“REGENXBIO”), Muddy Charles Acquisition Corporation and the Company (the “REGENXBIO Merger Agreement”). The REGENXBIO Merger Agreement was terminated due to the superior proposal (within the meaning of the REGENXBIO Merger Agreement) made by Ultragenyx as disclosed above under Item 1.01 of this Current Report on Form 8-K. In connection with the termination of the REGENXBIO Merger Agreement, Ultragenyx is paying REGENXBIO the $2,850,000 termination fee due under the REGENXBIO Merger Agreement on behalf of the Company.

Item 8.01. Other Events.

On October 3, 2017, the Company and Ultragenyx issued a joint press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 2, 2017, by and among Dimension Therapeutics, Inc., Ultragenyx Pharmaceuticals Inc. and Purchaser.*

99.1	Joint press release issued on October 3, 2017 by Dimension Therapeutics, Inc. and Ultragenyx Pharmaceuticals Inc.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Dimension Therapeutics, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and the Company’s beliefs and expectations and statements about the tender offer and Ultragenyx’s proposed acquisition of the Company, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Ultragenyx and the Company are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Ultragenyx’s or the Company’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to the Company, see the discussion of risks and uncertainties in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other documents filed by Dimension from time to time with the SEC. The forward-looking statements contained in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Important Information

The tender offer for the outstanding Shares referred to in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Shares, nor is it a substitute for the tender offer materials that Ultragenyx and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Ultragenyx and Purchaser will cause to be filed a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by accessing Dimension’s website at www.dimensiontx.com or upon written request to Dimension Therapeutics, Inc., 840 Memorial Drive, Cambridge, Massachusetts 02139. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIMENSION THERAPEUTICS, INC.

Dated: October 3, 2017	By:	/s/ Mary Thistle
		Name:	Mary Thistle
		Title:	Chief Operating Officer

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